Exhibit 23.1

Consent of Independent Certified Public Accountants

The Board of Directors

of Mellon Financial Corporation:

We consent to the use of our report incorporated by reference and to the reference to our firm under the caption “Experts” in this Registration Statement (on Form S-3) of Mellon Financial Corporation. Our report refers to a change in 2002 in the method of accounting for goodwill and other intangibles resulting from business combinations in accordance with Statement of Financial Accounting Standards No. 142.

Pittsburgh, Pennsylvania

July 28, 2003